Exhibit 99



Contact:                                             For Immediate Release
Lewis Foulke & Carol Jones
First Washington FinancialCorp
(609) 426-1000

        First Washington FinancialCorp Reports Record Year-End Earnings

(Windsor, NJ, January 27, 2004) -- First Washington FinancialCorp (NASDAQ:
"FWFC"), holding company for First Washington State Bank, is pleased to report record earnings for 2003. For the twelve months ending December 31, 2003, net income was $4.76 million, an increase of $608 thousand, or 14.67% over the prior year. Earnings per basic share and per diluted share were $1.40 and $1.33 respectively, in the current year, compared to $1.24 and $1.21, respectively in 2002. Per share figures have been restated for the 5% stock dividend paid in the fourth quarter of 2003.

Total assets increased from $384.90 million at December 31, 2002 to $446.12 million at year-end 2003, an increase of 15.90%.

Net loans grew by 6.24% to $204.36 million from $192.36 million. Deposits increased 17.07% from $328.88 million to $385.03 million. Total shareholders equity increased from $30.22 million to $33.91 million, an increase of $3.69 million, or 12.23% percent.

"The volatility of the economy and contracting interest rates presented many challenges to us, but by keeping our focus on our balance sheet and providing exemplary service and convenience, as well as superior financial products, to our retail and commercial customers we were able to achieve record financial results," stated First Washington State Bank, President & CEO, C. Herbert Schneider.

Abraham S. Opatut, Chairman of the Board stated, "It was an exciting year for our Company. We began trading on the Nasdaq SmallCap in June, and opened 3 full service branch offices in the fourth quarter of this year. We anticipate the opening of our 5th in-store branch office, in the ShopRite Supermarket at Mercer Mall in Lawrenceville, New Jersey, in the second quarter of this year."

First Washington FinancialCorp is the holding company for First Washington State Bank. First Washington State Bank maintains headquarters in Windsor, New Jersey. The Bank, which was established in 1989, currently has 15 branch offices located in Mercer, Monmouth and Ocean Counties. In addition, First Washington FinancialCorp, through the Bank, is a joint venture partner in Windsor Title Agency, LP, a general title agency located in Lakewood, New Jersey. For more information on First Washington State Bank call (800) 992-FWSB or visit the Bank's web site at www.FWSB.com.

                                      ####



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                        FIRST WASHINGTON FINANCIALCORP
                         Consolidated Balance Sheets

                                                                                             December 31,      December 31,
                                                                                                 2003              2002
                                                                                             ------------      ------------
ASSETS
  Cash and due from banks                                                                    $ 12,951,567      $ 18,343,859
  Federal funds sold                                                                            9,700,000         5,000,000
                                                                                             ------------      ------------
    Total cash and cash equivalents                                                            22,651,567        23,343,859

  Investment securities available-for-sale                                                    123,798,831        92,464,184
  Mortgage-backed securities available-for-sale                                                83,239,611        67,486,363
  Loans, net                                                                                  204,364,510       192,364,051
  Premises and equipment, net                                                                   7,077,023         5,753,469
  Accrued interest receivable                                                                   2,295,853         2,051,137
  Deferred tax asset, net                                                                         367,004                 -
  Other assets                                                                                  2,321,680         1,435,796
                                                                                             ------------      ------------

                      Total assets                                                           $446,116,079      $384,898,859
                                                                                             ============      ============

LIABILITIES
  Deposits
     Non-interest bearing - demand                                                           $ 66,846,532      $ 63,127,490
     Interest bearing - demand                                                                 45,819,537        42,661,371
     Savings and money market                                                                  61,756,988        55,951,899
     Certificates of deposit, under $100,000                                                  197,759,240       152,552,189
     Certificates of deposit, $100,000 and over                                                12,849,404        14,584,037
                                                                                             ------------      ------------
                      Total deposits                                                          385,031,701       328,876,986

  Securities sold under agreements to repurchase                                               15,860,269        17,251,034
  FHLB advances                                                                                10,000,000         6,500,000
  Accrued interest payable                                                                        277,879           302,350
  Other liabilities                                                                             1,032,480         1,750,961
                                                                                             ------------      ------------
                      Total other liabilities                                                  27,170,628        25,804,345

                      Total liabilities                                                       412,202,329       354,681,331
                                                                                             ------------      ------------

SHAREHOLDERS' EQUITY
  Common stock - authorized, 10,000,000 shares of no par value; 3,388,902 and 3,381,789
     issued and outstanding at December 31, 2003 and December 31, 2002, respectively           29,499,347        25,572,063
  Retained earnings                                                                             3,020,428         2,090,905
  Accumulated other comprehensive income                                                        1,393,975         2,554,560
                                                                                             ------------      ------------

                      Total shareholders' equity                                               33,913,750        30,217,528
                                                                                             ------------      ------------

                      Total liabilities and shareholders' equity                             $446,116,079      $384,898,859
                                                                                             ============      ============

                           FIRST WASHINGTON FINANCIALCORP
                         Consolidated Statements of Income

                                                                                 For the years ended December 31,
                                                                                     2003                2002
                                                                                  -----------         -----------
INTEREST INCOME
  Loans, including fees                                                           $13,996,792         $13,972,661
  Investment and mortgage-backed securities                                         6,270,420           6,069,815
  Federal funds sold                                                                  176,914             173,784
  Deposits with banks                                                                       -                   -
                                                                                  -----------         -----------

                      Total interest income                                        20,444,126          20,216,260
                                                                                  -----------         -----------

INTEREST EXPENSE
  Deposits                                                                          5,558,698           6,471,771
  Borrowed funds                                                                      367,295             345,803
                                                                                  -----------         -----------

     Total interest expense                                                         5,925,993           6,817,574
                                                                                  -----------         -----------

                      Net interest income                                          14,518,133          13,398,686

PROVISION FOR LOAN LOSSES                                                             300,000             600,000
                                                                                  -----------         -----------

                      Net interest income after provision for loan losses          14,218,133          12,798,686
                                                                                  -----------         -----------

NON-INTEREST INCOME
  Service fees on deposit accounts                                                  1,364,543           1,216,661
  Other service charges and fees                                                      149,322             132,737
  Net gains on sale of investment and mortgage-backed
     securities                                                                       334,111             157,589
  Fee income on sales of mortgages                                                    864,438             606,426
  Other                                                                               224,795             181,606
                                                                                  -----------         -----------

                      Total non-interest income                                     2,937,209           2,295,019
                                                                                  -----------         -----------

NON-INTEREST EXPENSE
  Salaries                                                                          4,989,143           4,265,765
  Employee benefits                                                                 1,033,190             825,970
  Occupancy expense                                                                 1,153,924           1,144,363
  Other                                                                             3,881,664           3,472,905
                                                                                  -----------         -----------

                      Total non-interest expense                                   11,057,921           9,709,003
                                                                                  -----------         -----------

                      Income before income tax expense                              6,097,421           5,384,702

INCOME TAX EXPENSE                                                                  1,342,342           1,238,000
                                                                                  -----------         -----------

                      NET INCOME                                                  $ 4,755,079         $ 4,146,702
                                                                                  ===========         ===========

PER SHARE DATA

  NET INCOME - BASIC                                                              $      1.40         $      1.24
                                                                                  ===========         ===========
  NET INCOME - DILUTED                                                            $      1.33         $      1.21
                                                                                  ===========         ===========